Exhibit 19(b)

This certification is furnished pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. §1350, and accompanies the report on Form N-CSR for the period ended March 31, 2025 (the “Report”), of the U.S. Mortgage-Backed & Income for Puerto Rico Residents, Inc.

Carlos V. Ubiñas and William Rivera, of U.S. Mortgage-Backed & Income for Puerto Rico Residents, Inc. each certify that:

1.     This Form N-CSR filing for the Fund fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Carlos V. Ubiñas
Carlos V. Ubiñas
President

By:	/s/ William Rivera
William Rivera
First Vice President and Treasurer

Date:	June 6, 2025